Exhibit 99.2

News Release

Newell Brands Announces Pricing Terms of its Tender Offers

HOBOKEN, NJ, – October 16, 2018 – Newell Brands Inc. (NYSE:NWL) (the “Company” or “Newell Brands”) announced today the pricing terms of its previously announced tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”) (such offer, the “Any and All Offer”), and (ii) up to $650,000,000 in aggregate principal amount (the “Maximum Waterfall Tender Amount”) of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the tender cap specified in Table II below (the “2026 Notes Tender Cap”) and the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”). The Company also announced the principal amount of each series of Securities that it expects to accept pursuant to the tender offers, subject to the satisfaction of waiver of certain conditions, as described below. The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, dated October 1, 2018, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”).

The Company has also called for redemption of the remaining Any and All Notes not tendered in the Any and All Offer at the redemption price, plus accrued and unpaid interest to, but not including, November 9, 2018. After such redemption, together with the tender offers, the Company will have repurchased an aggregate principal amount of $1,000,000,000 of its outstanding debt securities.

The Total Consideration for each series of Securities is payable to holders of the Securities who validly tendered and did not properly withdraw their Securities at or prior to 5:00 p.m., New York City time, on October 15, 2018 (the “Early Tender Deadline”) and whose Securities are accepted for purchase by the Company. The Reference Yields listed in the tables below were determined at 11:00 a.m., New York City time, on October 16, 2018 (the “Price Determination Date”) by the lead dealer manager. Payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date for such Securities accepted for purchase, which is currently expected to be October 18, 2018 (the “Early Settlement Date”).

Table I

Securities Subject to the Any and All Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Principal Amount Expected to be Accepted(1)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(2)
2.875% Notes due 2019	$350,000,000	CUSIP: 651229 AP1 ISIN: US651229AP14	$249,064,000	1.375% UST Due 12/15/19	2.740%	20	$999.27

(1)	Expected to be accepted for purchase, and paid for, on the Early Settlement Date.
(2)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes an early tender premium of $30. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	1

News Release

Table II

Securities Subject to the Waterfall Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Principal Amount Expected to be Accepted(2)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(3)
3.150% Notes due 2021	$1,000,000,000	CUSIP: 651229 AU0 ISIN: US651229AU09	N/A	1	$650,000,000	2.750% UST Due 09/15/21	2.961%	70	$988.10
3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	N/A	2	$0	2.875% UST Due 09/30/23	N/A	125	N/A
4.200% Notes due 2026	$2,000,000,000	CUSIP: 651229 AW6 ISIN: US651229AW64	$100,000,000	3	$0	2.875% UST Due 08/15/28	N/A	190	N/A

(1)	The 2026 Notes Tender Cap is the maximum aggregate principal amount of the 4.200% Notes due 2026 that will be purchased in the Waterfall Offer.
(2)	Expected to be accepted for purchase, and paid for, on the Early Settlement Date.
(3)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes an early tender premium of $30. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

As listed in the tables above, the Company expects to accept for purchase, and pay for, $249,064,000 aggregate principal amount of its 2.875% Notes due 2019 and $650,000,000 aggregate principal amount of its 3.150% Notes due 2021 on the Early Settlement Date.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Although the tender offers are scheduled to expire at midnight, New York City time, at the end of October 29, 2018, unless extended or terminated, because the Waterfall Offer was fully subscribed as of the Early Tender Deadline, the Company does not expect to accept for purchase any Waterfall Notes tendered after the Early Tender Deadline. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable Tender Offer Consideration for Securities accepted for purchase, which is equal to the applicable Total Consideration minus an early tender premium of $30. Securities not accepted for purchase will be promptly returned or credited to the holder’s account. The withdrawal deadline of 5:00 p.m., New York City time, on October 15, 2018 has passed and, accordingly, Securities validly tendered in the tender offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Citigroup Global Markets Inc. is serving as the Lead Dealer Manager, and Barclays Capital Inc. and BofA Merrill Lynch are serving as Co-Dealer Managers, in connection with the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information. Copies of the Tender Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the tender offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	2

News Release

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers and redemption, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and redemption and satisfy the conditions thereto, and other potential factors, risk and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its quarterly reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 3018, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+ (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	3